UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2016

Ryder System, Inc.
(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11690 NW 105th Street Miami, Florida	33178
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 500-3726

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On February 24, 2016, Ryder System, Inc. entered into a new individual indemnification agreement with each of its independent directors, in the form attached hereto as Exhibit 10.7.
Pursuant to the indemnification agreement, each director party will be indemnified to the fullest extent permitted by applicable law against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by each director, or on such director's behalf, arising out of his or her service as a director. The indemnification agreement further provides procedures for the determination of an indemnitee's right to receive indemnification and the advancement of expenses.
The foregoing description of the indemnification agreement is qualified in its entirety by reference to the form indemnification agreement.
Item 9.01(d) Exhibits
The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit 10.7	Form Indemnification Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYDER SYSTEM, INC.

By:	/s/ Robert D. Fatovic Name: Robert D. Fatovic Title: Executive Vice President, Chief Legal Officer and Corporate Secretary
Date: February 29, 2016